                          Exhibit Index
                          -------------

Exhibit     Description                      Page
-------     -----------                      ----

  2         Asset Purchase Agreement         Incorporated
            by and among NEP and The         by Reference
            Narragansett Electric
            Company and USGen New
            England, Inc.

  12        Statement re computation of      Filed herewith
            ratios

  27        Financial Data Schedule          Filed herewith